EXHIBIT 10.1

                       SONAT SAVINGS PLAN
        (As amended and in effect as of January 1, 1998)


SECTION I - DEFINITIONS

The following terms as used in the Plan have the meanings set out below:

     Account - Any account or accounts of a Participant under the Plan.

     After-Tax   Account   -  The  Account  established   for   a
     Participant's  After-Tax  Contributions  and   the   income,
     expenses, gains and losses with respect thereto.

     After-Tax Contributions - Contributions to the Plan made by the Participant by means of payroll deductions.

     Alternate Payee - The spouse, former spouse, child or other dependent of a Participant.

     Base Group - The group of Employees eligible to participate in the Plan who are not Highly Compensated Employees.

     Base Pay - The regular, non-overtime rate of base pay of an Employee as stated on the Employer's payroll records. Base Pay shall include After-Tax and Before-Tax Contributions and contributions to a plan established under Code Section 125, and exclude any pay for overtime and any other premium or special pay. For Plan Years beginning after December 31, 1993, Base Pay exceeding $150,000 (adjusted as provided in Code Sections 401(a)(17) and 415(d)) shall be disregarded.

     Before-Tax   Account  -  The  Account  established   for   a
     Participant's  Before-Tax  Contributions  and  the   income,
     expenses, gains and losses with respect thereto.

     Before-Tax Contribution Rate - For a group, the average of the ratios, calculated separately for each Participant in the group, of (i) his Before-Tax Contributions (and, to the extent determined by the Committee pursuant to Code Section 401(k)(3)(D)(ii), his Company Matching Contributions) for the Plan Year to (ii) his Base Pay.

     Before-Tax Contributions - Contributions to the Plan made in lieu of compensation, in a manner intended to satisfy the requirements of Code Section 401(k).

     Beneficiary - The person, persons or entity designated by a Participant in accordance with procedures established by the Committee to receive any benefits payable in the event of such Participant's death.

     Board - The Board of Directors of the Company or any duly authorized committee thereof.

     Code - The Internal Revenue Code of 1986, as amended from time to time, and any successor statute. Reference to a specific provision of the Code shall include such provision and the Treasury Regulations promulgated thereunder.

     Committee   -  The  Company's  Benefit  Plan  Administrative
     Committee,  which  has  the  exclusive  responsibility   and
     discretion to administer, interpret and carry out the provisions of the Plan, and to carry out the powers, responsibilities and duties provided for in Section VIII.

     Common  Stock - The Common Stock of the Company without  any
     Rights that may have been issued with respect thereto.

     Company - Sonat Inc. or any successor corporation by merger, purchase or otherwise.

     Company Matching Contributions - Contributions to the Plan made by the Employer other than Before-Tax Contributions.

     Diversifiable  Company  Matching  Account  -   The   Account
     established   for  a  Participant's  Diversifiable   Company
     Matching Contributions and the income, expenses, gains and losses with respect thereto.

     Diversifiable Company Matching Contributions -  The  Company
     Matching   Contributions  allocated  to  the   Participant's
     Diversifiable  Company  Matching  Account,  as  provided  in
     Paragraph III.5.

     Eligible Borrower - Any Participant who is a "party in interest" to the Plan (as defined in ERISA Section 3(14)).

     Employee - Any person in the employ of the Company or a Subsidiary.

     Employer or Employers - The Company and any Subsidiary of the Company which has adopted the Plan and to whose Employees the Board has extended the benefits of the Plan.
     The Employers are listed on  Schedule A hereto.

     Employment Commencement Date - The date on which an Employee first earns an Hour of Service for the Company or a Subsidiary.

     ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute. Reference to a specific provision of ERISA shall include such provision and any regulations promulgated thereunder.

     Hardship - Hardship as determined by the Committee in a uniform and non-discriminatory manner consistent with Code
     Section 401(k). A Participant shall be entitled to a withdrawal on account of Hardship only if the withdrawal is necessary to satisfy one or more of the following types of immediate and heavy financial need:

                    (a)  expenses for medical care described
               in Code Section 213(d) previously incurred by the Participant, his spouse, or his dependents (as defined in Code Section 152) or necessary for such persons to obtain such medical care;

                     (b)   costs  directly  related  to  the
               purchase of a principal residence for the Participant (excluding mortgage payments);

                      (c)    payment  of  tuition,   related
               educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, his children or his dependents (as defined above);

                     (d)  payments necessary to prevent  the
               eviction   of   the  Participant   from   his
               principal residence or foreclosure on the mortgage on such residence;

                      (e)   funeral  expenses  of  a  family
               member;

                    (f)  payments necessary to repair damage
               to   the  Participant's  principal  residence
               which resulted from storm, fire, flooding or other natural disaster; or

                     (g)   such  other deemed immediate  and
               heavy financial needs as are set forth by the Internal Revenue Service through the publication of revenue rulings, notices and other documents of general applicability.

     Highly  Compensated Employee -  Effective as of  January  1,
     1997,  an  Employee who performs service during the  current
     Plan Year and who either:

                     (1)   was  a Five-Percent Owner (as  defined
               below) at any time during the current Plan Year or the preceding Plan Year; or

                     (2)   received HCE Compensation (as  defined
               below) during the preceding Plan Year in excess of $80,000 (adjusted as provided in Code Sections 414(q) and 415(d)) and, if the Committee so elects for such preceding Plan Year, was a member of the Top-Paid Group (as defined below) for such preceding Plan Year.

     For purposes of this definition of Highly Compensation Employee, (1) the term Five-Percent Owner shall have the meaning set forth in Code Section 416(i)(1); (2) the term HCE Compensation shall mean compensation from the Employers within the meaning of Code Section 415(c)(3) (adjusted as provided in Code Section 414(q)(4)); and (3) the term Top-Paid Group shall mean the top 20% of Employees (including Employees described in Code Section 414(q)(5) and Q&A9(b)(1)(i) of Treasury Regulation Section 1.414(q)-1T, but excluding non-resident aliens described in Code Section 414(q)(8) and Q&A9(b)(1)(ii) of such Treasury Regulation) ranked on the basis of HCE Compensation received during the applicable Plan Year.

     Hour of Service - (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Subsidiary, which hours shall be credited to the Employee for the computation period in which the duties are performed; (ii) each hour for which an Employee is paid, or entitled to payment, by the Company or a Subsidiary on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, which hours shall be calculated and credited in accordance with Section 2530.200b-2 of the Department of Labor Regulations; and (iii) each hour (other than an hour also credited under (i) or (ii) above) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Subsidiary, which hours shall be credited to the Employee for the
     computation  period  or  periods  to  which  the  award   or
     agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Investment Fund - An investment fund established by the Committee pursuant to Paragraph IV.1.

     Loan - A loan from the Plan to an Eligible Borrower, as provided for in the Plan and the Loan Procedures.

     Loan Account - The Account established to hold a Note executed by the Eligible Borrower and to receive all payments of principal and interest with respect thereto.

     Loan  Procedures  -  The  terms, conditions  and  procedures established for Loans by the Committee.  The Loan Procedures
     shall  be  non-discriminatory  and  shall  conform  to   the
     provisions of the Code and ERISA.

     Non-Diversifiable Company Matching Account - The Account established for a Participant's Non-Diversifiable Company
     Matching Contributions and the income, expenses, gains and losses with respect thereto.

     Non-Diversifiable  Company  Matching  Contributions  -   The
     Company    Matching   Contributions   allocated    to    the
     Participant's Non-Diversifiable Company Matching Account, as provided in Paragraph III.5.

     Normal Retirement Age - Age 65.

     Note   -   The  promissory  note  evidencing  the   Eligible
     Borrower's obligation to repay a Loan, in such form and with such provisions as are determined in a non-discriminatory manner by the Committee.

     Order - Any judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee, and (ii) is made pursuant to a state domestic relations law (including a community property law).

     Participant - An Employee who is eligible to participate in the Plan as provided in Section II. To the extent required by law, the term "Participant" shall also include former
     Participants, Alternate Payees and Beneficiaries.

     Plan - The Sonat Savings Plan (formerly the Sonat Inc. Stock Purchase Plan), as amended from time to time, which is a profit-sharing plan under the Code. Contributions of the Employers shall not be contingent upon the profits of the Employers.

     Plan Year - The calendar year.

     Qualified  Domestic  Relations  Order  -  Subject   to   the
     provisions of Code Section 414(p), an Order which (a) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; (b) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the Order, (ii) the amount or percentage of the Participant's benefits under the Plan to be paid to each such Alternate Payee, or the manner in which such amount or percentage is to be determined, and
     (iii) the number of payments or the period to which the Order applies and each plan to which the Order relates; and
     (c) does not require the Plan to (i) provide any type or form of benefit or any option not otherwise provided under the Plan, (ii) provide increased benefits (determined on the basis of actuarial value), or (iii) pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

     Rights - The Rights to purchase Series A Participating Stock upon the terms and subject to the conditions of the Rights Agreement, dated as of February 8, 1996, as amended, between the Company and Chemical Mellon Shareholder Services, L.L.C. (now ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, whether such Rights are separately transferable or are represented by certificates for (and transferable only with) the Common Stock.

     Rollover   Account   -  The  Account   established   for   a
     Participant's   Rollover  Contributions  and   the   income,
     expenses, gains and losses with respect thereto.

     Rollover Contribution - Either (1) an "eligible rollover distribution" (as defined in Code Section 402(c)(4)) that is contributed to a Participant's Rollover Account pursuant to Code Section 401(a)(31) or 402(c), or (2) a "rollover contribution" (as defined in Code Section 408(d)(3)) that is contributed to a Participant's Rollover Account pursuant to Code Section 408(d)(3)(A)(ii).

     Stock  -  Either Common Stock or Rights or a combination  of
     Common Stock and Rights, as the case may be.

     Stock   Fund  -  An  Investment  Fund  established  by   the
     Committee, pursuant to Section IV, that invests solely in Stock and in short-term money-market investments.

     Subsidiary - Any member of the controlled group of corporations (within the meaning of Code Section 414(b), as modified by Code Section 415(h) for purposes of determining the limitations on contributions set forth in Code
     Section 415) of which the Company is a member and any entity whose trade or business is under common control with the Company (within the meaning of Code Section 414(c), as modified by Code Section 415(h) for purposes of determining the limitations on contributions set forth in Code
     Section 415).

     Termination Date - The earlier of (i) the date of a Participant's Termination of Employment or (ii) the first anniversary of the first date that a Participant was continuously absent (with or without pay) for any reason
     (other than authorized leave of absence) which does not constitute a Termination of Employment, such as vacation, holiday, sickness, disability or layoff.

     Termination of Employment - The voluntary or involuntary severance of employment with the Company or a Subsidiary (including severance of employment by reason of quit, discharge, early or normal retirement, or death), except in the event of transfer from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary.

     A leave of absence, which is defined as any period of absence authorized and approved by the Company or Subsidiary which employs the Employee pursuant to its uniform and non-discriminatory personnel practices, shall not be deemed a Termination of Employment; provided, however, that if an Employee fails to return to work within the time prescribed in a leave of absence, he shall be deemed to have incurred a Termination of Employment as of the last day of such leave of absence.

     Total Contribution Rate - For a group, the average of the ratios, calculated separately for each Participant in the group, of (i) the total of the After-Tax Contributions and (except as may be prohibited by Code Section 401(m)(3)) Company Matching Contributions made to his Account for the Plan Year to (ii) his Base Pay.

     Trust   -   The   fund   established  by  contributions   of
     Participants and of the Employers as outlined herein.

     Trust  Agreement  - The agreement entered into  between  the
     Company  and  the  Trustee, as amended from  time  to  time,
     covering    the    Trustee's    functions,    duties     and
     responsibilities.

     Trustee - The trustee appointed to administer the Trust pursuant to the Trust Agreement.

     Valuation Date - Such dates as the Committee may establish on a non-discriminatory basis for the valuation of Accounts under the Plan.

     Withdrawable Company Matching Account - The Account established for all Company Matching Contributions made by the Employer on behalf of the Participant on or before December 31, 1993, and the income, expenses, gains and losses with respect thereto.

Where a masculine pronoun is used, it includes both males and females.

SECTION II - ELIGIBILITY AND PARTICIPATION

1.   Eligibility - General

     Except as provided in this Section II, all Employees are eligible to participate in the Plan.

2.   Exclusions From Eligibility

     Employees in the following categories shall not be eligible to participate in the Plan:

          a. Employees who are included in a unit of Employees covered by a collective bargaining agreement where retirement, savings or profit-sharing benefits were the subject of good faith bargaining between Employee representatives and the Employer, unless the benefits provided by this Plan are specifically included under said collective bargaining agreement;

          b.    Employees who are not listed in and paid  through
          the  Company's  payroll  system  as  employees  of   an
          Employer;

          c.    "Leased  employees" as defined  in  Code  Section
          414(n); and

          d.    Auxiliary  Employees (including  Auxiliary  Chart
          Changers and Auxiliary Clerks), Field Trainees, Student
          Trainees, Temporary Employees and Tower Light Watchers.

3.   Application to Participate

     An Employee who becomes eligible to participate in the Plan will automatically become a Participant at such time. However, no After-Tax or Before-Tax Contributions will be made on behalf of an Employee unless he has filed an applica tion to participate with the Committee. An application to participate shall be effective as soon as administratively practicable under such procedures as may be established by the Committee, but in no event earlier than the first day of the pay period coinciding with or immediately following the date such application is filed.

4.   Leave or Layoff

     A Participant who takes an authorized leave of absence or who is placed on layoff status remains a Participant, but is suspended from making contributions, during any period when he is not being paid because of such authorized leave of absence or layoff.

5.   Transfer or Job Reassignment

     A Participant who remains an Employee but is no longer eligible to participate in the Plan because he is excluded from eligibility pursuant to Paragraph II.2 shall cease to be eligible to make contributions to the Plan as of the date on which he falls within an exclusion set forth in such Paragraph.


SECTION III - CONTRIBUTIONS

1.   Amount of After-Tax and Before-Tax Contributions

     Each Participant may elect the percentage of his Base Pay (stated in full percentages) which shall be contributed to the Plan for his account as After-Tax and Before-Tax Contributions. The aggregate of a Participant's After-Tax and Before-Tax Contributions shall not be less than 1.0% nor more than 12.0% of Base Pay. The percentages so elected shall be applied to the Base Pay of the Participant (taking into account any partial pay periods that may occur), on a paycheck by paycheck basis, as increased or decreased from time to time. The percentages so elected shall be subject to automatic adjustment and the limitations on contributions as set forth in Section XII.

2.   Changes by Participant

     A Participant may increase (subject to the permitted maximum), decrease (subject to the permitted minimum) or cease his After-Tax Contributions and Before-Tax Contribu tions from time to time pursuant to such procedures as may be established by the Committee. A change so made will be effective no earlier than the first day of the pay period coinciding with, or immediately following, the date the Participant elects to make such change.

3.   Return from Leave or Lay-off

     The After-Tax Contributions and Before-Tax Contributions of a Participant who returns to work as an Employee after a lay-off or an authorized leave of absence or who again becomes eligible to participate in the Plan upon a transfer or job reassignment shall automatically recommence effective as of the date he returns to work or again becomes eligible, based upon the Participant's most recent election with respect thereto.

4.   Payment   and   Allocation  of  After-Tax   and   Before-Tax
     Contributions

     After-Tax and Before-Tax Contributions shall be paid to the Trustee as soon as such Contributions can reasonably be segregated from the Company's general assets (and in no event later than the fifteenth business day of the month after the month in which the contribution would otherwise have been payable to the Participant). After-Tax Contributions and Before-Tax Contributions shall be allocated to the respective After-Tax Account and Before-Tax Account of the Participant by whom or with respect to whom such contribution was made.

5.   Company Matching Contributions

     Company Matching Contributions shall be paid to the Trustee after the end of each pay period (and in no event later than the fifteenth business day of the month after the month in which such pay period ends). The maximum Company Matching Contribution payable with respect to a Participant for any pay period shall not exceed the lesser of (1) 6% of his Base Pay for such pay period (taking into account only Base Pay earned while the Participant was eligible to participate in the Plan), and (2) his Before-Tax Contributions for such pay period.

     In addition to the Company Matching Contributions paid as set forth above, there shall be paid to the Trustee a Company Matching Contribution for each Plan Year with respect to each Participant equal to the difference between
     (1) the lesser of (a) the Participant's Before-Tax Contributions with respect to his Base Pay during such Plan Year, and (b) 6% of the Participant's Base Pay during such Plan Year (taking into account only Base Pay earned while the Participant was eligible to participate in the Plan), minus (2) the aggregate Company Matching Contributions paid with respect to such Participant for such Plan Year under the preceding paragraph of this Paragraph III.5. The Company Matching Contribution made pursuant to this paragraph for a Plan Year shall be paid to the Trustee (1) if the Participant has a Termination of Employment during the Plan Year, as soon as reasonably practicable (and no more than 60 days) after the Participant's Termination of Employment, and (2) if the Participant does not have a Termination of Employment during the Plan Year, as soon as reasonably practicable (and no more than 60 days) after the end of the Plan Year.

     One-half of the Company Matching Contributions paid to the Trustee on or after January 1, 1994 on behalf of a Participant shall be Diversifiable Company Matching Contributions and shall be allocated to his Diversifiable Company Matching Account, and the remaining one-half of the Company Matching Contributions paid to the Trustee on or after January 1, 1994 on behalf of a Participant shall be Non-Diversifiable Company Matching Contributions and shall be allocated to his Non-Diversifiable Company Matching Account.

6.   Rollover Account

     Any Employee who is eligible to participate in the Plan may make Rollover Contributions to his Rollover Account in the Plan. In order to make a Rollover Contribution, the Employee must comply with such procedures, and furnish the Committee with such information, as the Committee may deem necessary or appropriate. If a contribution is accepted into an Employee's Rollover Account, and it is later determined that the contribution was not a valid Rollover Contribution, such contribution (plus earnings thereon) will be distributed to the Employee within a reasonable time after such determination.


SECTION IV - INVESTMENT OF CONTRIBUTIONS

1.   Establishment of Investment Funds

     The  Committee shall establish the Stock Fund and such other
     Investment Funds as it may from time to time determine for the investment of a Participant's Accounts.

2.   Election of Investment Funds

     In order to participate in the Plan, a Participant shall be required to elect the Investment Funds in which his After-Tax, Before-Tax and Diversifiable Company Matching Contributions shall be invested. A Participant who makes a Rollover Contribution shall be required to elect the Investment Funds in which such Contribution shall be invested. Elections under this Paragraph IV.2 shall be made in the manner prescribed from time to time by the Committee, and shall specify the application of such contributions to the Investment Funds within a Participant's Accounts in integral multiples of 1% or in such other percentages as the Committee may determine.

3.   Allocation of Earnings

     Earnings  of  any Investment Fund shall be credited  to  the
     Participants'  Accounts  in  proportion  to  their   Account
     balances  in  such  Investment Fund  as  of  the  applicable
     Valuation Date.

4.   Changes in Investment Direction

     Pursuant to such non-discriminatory rules and procedures as the Committee shall determine, a Participant may change his election of Investment Funds with respect to future After-Tax, Before-Tax and Diversifiable Company Matching Contributions.

5.   Transfers Among Investment Funds

     A Participant may elect to have all or part of his balance in any Investment Fund in any Account transferred to one or more other Investment Funds established for such Account under the Plan. Such elections shall be made pursuant to such non-discriminatory rules and procedures as the Committee shall determine.

6.   Investment  of  Withdrawable  Company  Matching   and   Non-
     Diversifiable Company Matching Accounts

     All amounts in a Participant's Withdrawable Company Matching and Non-Diversifiable Company Matching Accounts shall be invested in the Stock Fund.

SECTION V - DISTRIBUTIONS FROM THE PLAN UPON TERMINATION OF
            EMPLOYMENT; ATTAINMENT OF AGE 70 1/2

1.   Distributions on Termination of Employment

          A. Upon a Participant's Termination of Employment, the balance in the Participant's Accounts shall be distributed as provided in this Section V (unless the Participant has been rehired prior to such distribution, in which case no distribution shall be made). The Valuation Date for such distribution shall be determined pursuant to such uniform rules as the Committee shall prescribe. All distributions made pursuant to this Paragraph V.1 shall be made (1) in the form of a single payment and (2) not later than 60 days after the end of the Plan Year containing the Participant's Termination Date or Normal Retirement Age (whichever is later).

          B. If the Participant has a Termination of Employment as a result of death or on or after attaining Normal Retirement Age, or if the value of the balance of the Participant's Accounts is less than or equal to $5,000 as of the Valuation Date coincident with or immediately following both his Termination Date and allocation of all After-Tax, Before-Tax and Company Matching Contributions to his Accounts, the entire balance shall be distributed as soon as practicable after such Valuation Date.

          C. If the Participant has a Termination of Employment (other than death) prior to attaining Normal Retirement Age, and if the value of the balance of the Participant's Accounts is greater than $5,000 as of the Valuation Date coincident with or immediately following both his Termination Date and allocation of all After-Tax, Before-Tax and Company Matching Contributions to his Accounts, the entire balance shall be distributed
          (1) as soon as practicable after the Participant has submitted his written request for and consent to the distribution as provided in Code Section 411(a)(11), and (2) if the balance has not been distributed prior to Normal Retirement Age, as soon as practicable after Normal Retirement Age.

          D.    For  purposes of this Section V, "Termination  of
          Employment" shall not include any event which is not a "separation from service" within the meaning of Code
          Section 401(k).

          E. Except as provided in Sections VIIA and IX, in the event of a Participant's death prior to distribution of his entire balance, distribution thereof as provided in this Paragraph V.1 will be made (1) to the Participant's spouse; or (2) to the Participant's Beneficiary (or his estate in the event he has not designated a Beneficiary), provided either (a) the Participant does not have a spouse, or (b) the Participant's spouse has waived the right to receive such distribution as provided in Paragraph V.1.F below.

          F. The designation by a Participant of a Beneficiary other than his spouse shall be effective only if it is made in writing by the Participant on a form provided by (or acceptable to) the Committee, and filed with the Committee together with the written consent of the Participant's spouse acknowledging the effect of such designation (witnessed by a Plan representative appointed by the Committee or notary public), unless
          (1) it is established to the satisfaction of the Committee that such spouse's consent may not be obtained because the Participant has no spouse or the spouse cannot be located, or (2) such other circumstances exist as the Committee may, in accordance with applicable regulations, deem appropriate to waive the foregoing consent requirement. Upon the death of a Participant who has not received distribution of his entire balance, if the Participant had a spouse who is entitled to receive such balance under Paragraph V.1.E above, such spouse may waive such right by executing and filing with the Committee a form acknowledging the effect of the waiver of such right (witnessed by a Plan representative appointed by the Committee or notary public).

                A Participant may revoke a designation under this Paragraph V.1.F, and make a new designation (subject to the requirements of this Paragraph), at any time prior to the Participant's death.

2.   Distributions Upon Attaining Age 70 1/2

     Notwithstanding any other provision of the Plan, if a Participant either (1) has attained age 70 1/2 before January 1, 1999 and has not had a Termination of Employment, or (2) is a Five-Percent Owner (as defined below) with respect to the calendar year in which he attains age 70-1/2, there shall be distributed to such Participant:

           (a) No later than April 1 of the Plan Year following the Plan Year in which he attained age 70 1/2, the balance in his Accounts as of the Valuation Date immediately preceding the date of such distribution; and

           (b) No later than each December 31 thereafter, the balance in his Accounts as of the Valuation Date immediately preceding the date of such distribution.

     For  purposes of this Paragraph V.2, the term "Five  Percent
     Owner"  shall  have the meaning set forth  in  Code  Section
     416(i)(1).

SECTION VI - VESTING REQUIREMENTS; FORFEITURES

1.   Vesting - General

     Subject  to  the  provisions  of Paragraph  VI.2,  effective
     January 1, 1993, a Participant shall at all times be fully vested in his Accounts under the Plan.

2.   Vesting Upon Reemployment

     The vesting of the Withdrawable Company Matching Account of a Participant who had a Termination of Employment before January 1, 1993, shall be subject to the provisions of the Plan on the date of such Termination of Employment. If such an Employee is reemployed by the Company or a Subsidiary on or after January 1, 1993, all amounts which were forfeited pursuant to such Plan provisions as a result of such Termination of Employment shall be reinstated in the Trust, without interest and without earnings on Stock during the break in employment, in his Withdrawable Company Matching Account, and shall be immediately vested.

3.   Vesting of Rights

     Notwithstanding any other provision of his Section VI, any Rights issued with respect to Common Stock shall vest at the same time as the Common Stock with respect to which they were issued.


SECTION VII - RIGHTS OF WITHDRAWAL FROM THE PLAN PRIOR TO
               TERMINATION OF EMPLOYMENT; PLAN LOANS

1.   In-Service Withdrawals - General

     A Participant may make withdrawals from his Accounts prior to his Termination of Employment only as provided in this
     Section VII and pursuant to such non-discriminatory rules as the Committee shall prescribe. The balance in each Account that may be withdrawn shall be subject to the provisions of this Section VII and shall be determined from time to time as of Valuation Dates pursuant to such non-discriminatory rules as the Committee shall prescribe.

2.   After-Tax Account

     A Participant may withdraw all or any part of the balance in his After-Tax Account prior to his Termination of Employment after 12 calendar months of participation in the Plan. A subsequent withdrawal under this Paragraph VII.2 may not be made until 12 months after the date of the previous withdrawal under this Paragraph. A Participant may also make withdrawals from his After-Tax Account in the event of Hardship as provided in Paragraph VII.5 below.

3.   Before-Tax Account, Diversifiable Company Matching  Account,
     Non-Diversifiable  Company  Matching  Account  and  Rollover
     Account

     Except as provided in Paragraph VII.5 below, a Participant may withdraw all or any part of the balance in his Before-Tax Account, Diversifiable Company Matching Account, Non-Diversifiable Company Matching Account and Rollover Account prior to his Termination of Employment only after the Participant has attained age 59-1/2. A subsequent withdrawal from the Before-Tax Account, Diversifiable Company Matching Account, Non-Diversifiable Company Matching Account or Rollover Account under this Paragraph VII.3 may not be made until 12 months after the date of the previous withdrawal from such Account under this Paragraph.

4.   Withdrawable Company Matching Account

     A Participant may withdraw all or any part of the balance in his Withdrawable Company Matching Account prior to his Termination of Employment. A subsequent withdrawal under this Paragraph VII.4 may not be made until 12 months after the date of the previous withdrawal under this Paragraph. A Participant may also make withdrawals from his Withdrawable Company Matching Account in the event of Hardship as provided in Paragraph VII.5 below.

5.   Hardship Withdrawals

     Notwithstanding any withdrawals made pursuant to Paragraphs VII.2, VII.3 and VII.4, a Participant may make withdrawals from his After-Tax, Before-Tax, Withdrawable Company Matching, and Rollover Accounts on account of
     Hardship. Any application for a withdrawal on account of Hardship shall be made in writing to the Committee, setting forth facts demonstrating that a Hardship exists and containing such financial statements, documents and other additional information as the Committee shall require. Such application shall also contain the written agreement of the Participant to (1) suspend his right to make After-Tax and Before-Tax Contributions (and to receive Company Matching Contributions with respect thereto) for 12 months, commencing as of the first day of the pay period coincident with or immediately following distribution from his Accounts on account of Hardship, and (2) suspend his right to contribute to all other qualified and nonqualified plans of deferred compensation maintained by the Company for at least 12 months after distribution from his Accounts on account of Hardship. The Participant's After-Tax and Before-Tax Contributions (and Company Matching Contributions with respect thereto) shall automatically recommence at the end of such 12-month period, based upon the Participant's most recent election with respect thereto. A withdrawal on account of Hardship may be made only if the Participant has obtained all withdrawals (other than hardship withdrawals) and all nontaxable loans available under the Plan and all other plans maintained by the Company.

     The amount that a Participant may withdraw on account of Hardship may not exceed the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal or state income taxes or penalties reasonably anticipated to result from the withdrawal, as determined by the Committee), and shall be paid from his Accounts in the following order: (1) the balance of the Participant's After-Tax Account, (2) the balance of the Participant's Withdrawable Company Matching Account, (3) the balance of the Participant's Before-Tax Account as of December 31, 1988 plus the amount of the Participant's Before-Tax Contributions after such date minus any amount of Before-Tax Contributions previously withdrawn by the Participant from such Account, and (4) the balance of the Participant's Rollover Account.

6.   Mandatory Withdrawals

     In the event a portion of a Participant's Account is liquidated pursuant to Paragraph VII.8 or Section XII, such liquidation will be disregarded for purposes of determining the timing of withdrawals under this Section VII.

7.   Loan Account

     A Participant may not withdraw any part of the balance from his Loan Account prior to his Termination of Employment.

8.   Plan Loans

          a. General. An Eligible Borrower may take out a Loan from the Plan as provided in this Paragraph VII.8 and the Loan Procedures.

          b.    Availability of Loans.  An Eligible Borrower  may
          have only one Loan outstanding at any time, and can take out a Loan only once in any Plan Year. An Eligible Borrower may not extend or shorten the term of a Loan, use proceeds from a new Loan to pay off a currently outstanding Loan, or otherwise refinance a Loan. The Loan Procedures may impose a Loan application or processing fee, and may require that such fee be paid by the liquidation of a portion of the Eligible Borrower's Accounts.

          c. Loan Terms. The minimum Loan shall be $1,000. The maximum Loan shall be the lesser of (1) 50% of the vested balance in the Eligible Borrower's Accounts; and
          (2) $50,000, reduced by the highest outstanding balance of any Plan Loan (or any loan from other tax-qualified plans of the Company and its Subsidiaries) to such Eligible Borrower during the 12-month period ending on the day before the Loan is made. Each Loan shall bear a reasonable rate of interest. Each Loan shall be required to be repaid in full within 5 years; provided, however, that if the Loan is used to acquire a dwelling which is to be used within a reasonable time after the Loan is made as the Eligible Borrower's principal residence, the Loan shall be required to be repaid in full within 10 years. Except as otherwise permitted under the Code and ERISA, each Loan shall be repaid with substantially level payments, no less frequently than quarterly, over the term of the Loan. Notwithstanding the foregoing, an Eligible Borrower may prepay a Loan in whole (but not in part), without penalty, through payment of the outstanding principal of the Loan (plus accrued interest thereon).

          d. Loan Proceeds. Upon the approval of an Eligible Borrower's application for a Loan, the Loan proceeds shall be derived from the proceeds of the sale or redemption of Investment Funds in the Eligible Borrower's Accounts, in the manner specified in the Loan Procedures. The proceeds of such sales or redemptions shall be transferred (1) from the Eligible Borrower's other Accounts to his Loan Account, and
          (2) from his Loan Account to the Eligible Borrower.

          e. Security. Each Loan shall be secured by a lien on the Eligible Borrower's vested balance in the Plan, to the maximum extent permitted by the Code and ERISA.

          f. Loan Repayments. All Loan repayments shall be made to the Eligible Borrower's Loan Account. Such repayments shall immediately be transferred from the Loan Account to the Eligible Borrower's other Accounts, and invested in the manner specified in the Loan Procedures.

          g. Loan Defaults. Upon the occurrence of any event of default as specified in the Note evidencing any Loan (an "Event of Default"), the Committee shall take such action as it determines to be necessary or appropriate in order to preclude the loss of principal and interest by the Plan. Such action may include a foreclosure of the Loan by distribution of the Note to the Eligible
          Borrower, or by other reduction of the Eligible Borrower's Plan balance by the value of the Loan; provided that no such foreclosure or reduction shall be made until the earliest time that Before-Tax Contributions may be distributed to the Eligible Borrower, as provided in Code Section 401(k).

9.        Alternate Payees

     Any Plan provision to the contrary notwithstanding, if Accounts have been established in the name of an Alternate Payee pursuant to the terms of a Qualified Domestic Relations Order relating to a Participant, then the Alternate Payee may withdraw the entire balance in all of such Accounts in a single distribution at any time. If such balance has not been distributed prior to the Participant's Normal Retirement Age, it shall be distributed as soon as practicable after such Normal Retirement Age. The withdrawal and distribution provisions in this Paragraph
     VII.9 are in lieu of all other withdrawal and distribution provisions set forth elsewhere in the Plan with respect to Accounts held in the name of an Alternate Payee.


SECTION VIIA - DISTRIBUTION OPTIONS

1.   Form of Distributions

     Distributions from the Stock Fund shall be made in the form of shares of Stock or cash, at the election of the Participant (provided that fractional shares and fractional Rights shall be distributed in cash). If the Participant fails to make such an election, such distributions shall be made in the form of shares of Stock. Distributions from all other Investment Funds shall be in the form of cash.

2.   Direct Rollovers

     Any Plan provision to the contrary notwithstanding, a distributee may elect, in the manner and on such forms as may be prescribed or permitted by the Committee, to have all or any portion of an eligible rollover distribution paid directly to the eligible retirement plan specified by the distributee in the form of a direct rollover, all as provided for in Code Sections 401(a)(31) and 402.

     Subject to the provisions of Code Sections 401(a)(31) and 402, for purposes of this Paragraph VIIA.2:

                "distributee"  shall  mean (1)  the  Participant,
          (2) upon the death of the Participant, the Participant's surviving spouse (to the extent of such person's interest in the Participant's Accounts), and
          (3) the Participant's spouse or former spouse (to the extent of such person's interest in the Participant's Accounts as an Alternate Payee under a Qualified Domestic Relations Order).

                "eligible rollover distribution" shall  mean  any
          distribution of all or any portion of the balance of the Participant's Accounts, other than (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (4) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) that is paid on or after January 1, 1999.

                "eligible  retirement plan"  shall  mean  (1)  an
          individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) an annuity plan described in Code Section 403(a); or (4) a qualified trust described in Code Section 401(a); provided, however, that (3) and (4) above shall not apply if the distributee is the surviving spouse of the Participant.

               "direct rollover" shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

     In order for a distributee to have all or any portion an eligible rollover distribution paid to an eligible retirement plan as a direct rollover, such distributee must furnish the Committee with such information as it may deem necessary or appropriate.

3.   Withholding

     Notwithstanding any other provision of the Plan, withholding taxes, if any (including the withholding taxes imposed by Code Section 3405), incurred on account of distributions to or withdrawals by a Participant or to his estate, spouse, Beneficiary or Alternate Payee, shall be borne by such Participant, estate, spouse, Beneficiary or Alternate Payee, by way of withholding from distributions or withdrawals, or otherwise as the Committee shall determine.


SECTION VIII - ADMINISTRATION

1.   The Committee

     Administration of the Plan, the exclusive power and discretion to interpret it and to make factual determinations with respect to its provisions, and the responsibility for carrying out its provisions are vested in the Committee. The members of the Committee shall be appointed and subject to removal by the Board, and may be employees of the Company or its Subsidiaries. The Board shall designate a Chairman and a Secretary of the Committee and any other officers deemed necessary. The Committee shall establish rules for transaction of its business. The Committee shall have the following powers, responsibilities and duties:

          a. To establish and enforce such rules, regulations and procedures as it shall deem necessary or proper for the efficient administration of the Plan. Such rules, regulations and procedures may include special limitations on elections by Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

          b. To interpret the Plan and to decide all questions (of fact or otherwise) concerning the Plan, with such interpretations and decisions to be determined by the Committee in its sole discretion and to be final and conclusive and binding on all persons.

          c. To make provision for payment of contributions to the Trustee and to direct and coordinate the Trustee's activities in administering the Trust in accordance with the Trust Agreement.

          d. To determine from the Employers' records and from other information made available to it any facts concerning Participants which are pertinent to the operation of the Plan, such as Base Pay, Hardship, Termination of Employment and other factual determina tions which are necessary.

          e.   To approve forms used in connection with the Plan.

          f. To provide for the maintenance of adequate records, including those with respect to contributions made, Stock purchased, elections and transfers among the Investment Funds, distributions to Participants and earnings paid to the Trustee, and to credit to the Account of each Participant the contributions allocable thereto.

          g. To file with the appropriate government agencies any and all reports and notifications required of the Plan and to provide all Participants and Beneficiaries with any and all reports and notifications to which they are by law entitled.

          h. In connection with the exercise by Participants and Beneficiaries of voting and other rights granted hereunder with respect to Stock held in the Trust, to cause to be distributed to each Participant or Benefi ciary in a timely manner such information as is distributed to stockholders of the Company.

          i. To determine at least annually the fair market value of the assets held by the Trust as of the end of each Plan Year, and to make such adjustments to the value of the Participants' Accounts as are necessary to reflect such valuation in a uniform and non-discrimi natory manner.

          j. In the case of any Order received by the Plan, (1) to promptly notify the Participant and any Alternate Payee of the receipt of the Order and the procedures for determining whether the Order is a Qualified Domestic Relations Order, (2) within a reasonable time after receipt of the Order to determine whether the Order is a Qualified Domestic Relations Order and to notify the Participant and each Alternate Payee of such determination, and (3) to segregate and pay benefits to the Participant and each Alternate Payee, all as provided in Code Section 414(p).

          k. To establish Loan Procedures and to make all determinations with respect to Loans.

          l. To make all determinations with respect to Rollover Contributions, including determinations of whether a contribution, if made to the Plan, would affect the Plan's tax-qualified treatment under the Code.

          m. To engage a qualified public accountant to perform an annual audit of the Plan.

          n. To the extent provided by the Board, to designate or recommend from time to time the Investment Funds available to the Participants, to monitor the performance of the Investment Funds, and to terminate the availability of any Investment Fund (or make recommendations with respect thereto).

          o.    To  take  any  and all action  as  the  Committee
          determines,   in  its  discretion,  as   necessary   or
          appropriate for the administration of the Plan in accordance with its terms.

2.   Committee Expenses

     Any expenses incurred by the Committee or its members in the performance of its duties shall be paid by the Company.

3.   Delegation of Responsibilities

     The Committee may appoint subcommittees consisting of Committee members and delegate to such subcommittees any or all of the responsibilities of the Committee, employ counsel and agents, and authorize one or more Committee members or any agent to execute or to deliver any written instructions, requisitions, orders, notices or other instruments or to make any payments on its behalf. The Committee, or an appointed subcommittee, may also obtain clerical, accounting and actuarial assistance to carry out its responsibilities and the provisions of the Plan.

     The Committee may appoint a person, insurance company, bank or other institution or organization (a "Delegate") to assume any one or more of the responsibilities and duties of the Committee. Such appointment must be in writing, specify the responsibilities and duties being delegated, detail any interpretation of the Plan made by the Committee with respect to such responsibilities and duties, and be accepted in writing by the Delegate.

4.   Denial of Claims and Appeals Procedure

          a. Notification of Claims Procedures: The Committee shall adopt a procedure by which a Participant shall claim benefits and such procedure shall be communicated to each Participant in the Plan.

          b. Denial of Claims: If a claim is wholly or partially denied, the Committee or the appropriate Delegate shall give written notice of denial of the claim to the Participant within 90 days of receipt of the claim; provided, however, that if special circumstances require an extension of time for processing the claim, (1) written notice of denial of the claim shall be given to the Participant within 180 days of receipt of the claim, and (2) written notice of the extension of time for processing the claim shall be furnished to the Participant prior to the end of the initial 90 day period, such notice of extension to indicate the special circumstances requiring such extension of time and the date by which a final determination can be expected. A written notice of denial of a claim shall set forth, in a manner calculated to be understood by the Participant, (1) the specific reason or reasons for the denial, (2) specific reference to the relevant Plan provisions on which the denial is based, (3) a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such information is necessary, and (4) the procedure for submitting the claim for review. If such Participant has not received notification within the 90 day or (if applicable) 180 day period set forth above that his claim has been allowed, he shall be entitled to assume denial and utilize the appeals procedure described in Paragraph VIII.4.c below.

          c. Appeals Procedure: Any Participant whose claim is denied may request a review of the denied claim. Such request for review must be in writing, directed to the Committee or the appropriate Delegate, and received within 60 days after (1) receipt by the Participant of written notice of the denial of the claim or (2) the date on which he may assume denial of the claim as provided in the last sentence of Paragraph VIII.4.b above. The Participant or his duly authorized representative shall have the right to review all documents pertinent to the denial and to submit issues and comments in writing.

                The Committee or Delegate shall respond to the written request for review of a denied claim no later than 60 days after receipt of such request; provided, however, that if special circumstances require an extension of time for processing the claim, (1) the Committee or Delegate shall respond to such request as soon as possible (but not later than 120 days after receipt of such request), and (2) written notice of the extension of time for processing the claim shall be furnished to the Participant prior to the commencement of such extension of time. The decision on review of a denied claim shall set forth, in a manner calculated to be understood by the Participant, (1) the specific reason or reasons for the decision, and (2) specific reference to the relevant Plan provisions on which the decision is based.

          d. Exhaustion of Remedies: Exhaustion of the administrative remedies set forth in this Paragraph
          VIII.4  (including the timely appeal of any  denial  of
          claim, as provided in Paragraph VIII.4.c) is an absolute precondition to any action at law or equity by any Participant or Beneficiary against the Plan, the Committee, any Delegate, the Company, any Employer, or any other person or party concerning the entitlement to or claims for benefits under the Plan.

5.   Indemnification

     To the extent permitted under ERISA, the Company and its Subsidiaries shall indemnify each member of the Board, the board of directors of an Employer, each Committee member and other employees of the Company or any Subsidiary of the Company involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or pro ceeding instituted against him alleging any act of omission or commission performed by him in discharging his duties with respect to the Plan. Indemnification pursuant to this Paragraph VIII.5 shall be available only to the extent the Company determines that such director, Committee member or employee acted in good faith. Indemnification shall not be provided to the extent such costs, expenses and liabilities are covered under insurance as may be now or hereafter provided by the Company or its Subsidiaries.

6.   The Trustee

     The Trustee has custody of the funds in the Trust and performs other duties as outlined below. The Trustee receives such compensation for its services as may be agreed upon from time to time between it and the Committee. The Trustee shall have the following powers, responsibilities and duties:

                     a.   To maintain custody of all funds in the
               Trust.

                    b.   To apply contributions to the Investment
               Funds in accordance with the terms of the Plan.

                     c.    To purchase Stock to be registered  in
               its name as Trustee or in the name of its nominee. Such purchases may be made from any source and through any broker unless otherwise directed by the Committee.

                    d. To make distributions in accordance with the terms of the Plan.

                     e.    To exercise voting rights with respect
               to Stock held in the Trust in accordance with instructions of the Participants in whose Accounts such Stock is held and, with respect to Stock for which Participant instructions are not received and securities other than Stock held in the Trust, to exercise voting rights in accordance with instructions of the Committee.

                     f.    To  maintain the amounts held  in  the
               Trust separate and apart from all other property owned by it or in its custody, for the sole benefit of Participants. The Trustee is not obligated to pay or credit interest on any contributions pending allocation of such contributions to the Participant's Accounts or distribution to Participants.

                     g.   To exercise, in accordance with Section
               XIII, any then exercisable Rights allocated to a Participant's Account in accordance with the Participant's written instructions, to sell Stock or other Investment Funds to obtain such cash as is necessary for exercising Rights pursuant to
               Section XIII, and to sell or deliver for redemp tion Rights that have been called for redemption.

                     h.   In the absence of specific instructions
               from   the  Participants  or  the  Committee,   to
               exercise its discretion with respect to any other matters affecting its functions as Trustee.

7.   Costs and Expenses

     All costs of administration and related expenses shall be paid by the Employers, including fees of the Trustee, legal and accounting fees, brokerage fees, and transfer taxes or other taxes related to Stock purchased, held or distributed under the Plan. Notwithstanding the previous sentence, all investment and service fees with respect to any Investment Fund (other than the Stock Fund) shall be paid by such Investment Fund.


SECTION IX - NON-ASSIGNABILITY OF PARTICIPANT'S RIGHTS

1.   Assignments - General

     Except as provided in Code Section 401(a)(13) and in Paragraph IX.2 below, (a) no right or interest of any Participant in the Plan or in his Account is assignable or transferable in its entirety or in any part, directly or indirectly, except by death or by appropriate operation of law in the event the Participant becomes mentally incompetent, and (b) no such right or interest of any Participant shall be liable for or subject to the claims of any creditor including, but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy, or any other means.

2.   Qualified Domestic Relations Orders

     Paragraph IX.1 above shall not apply to the creation, assignment or recognition of a right to any benefit payable under the Plan with respect to a Participant pursuant to a Qualified Domestic Relations Order.

3.   Plan Distributions

     Subject to the provisions of Paragraph VIIA.2, distributions from the Plan (including certificates for Stock) will be issued only to or in the name of the Participant, except in the event of the death or incompetency of the Participant, or as otherwise required pursuant to a Qualified Domestic Relations Order. Transfers of Stock after distribution from the Plan will not violate this Section IX.


SECTION X - TERMINATION, AMENDMENT OR MODIFICATION

1.   Termination

     The Company intends to continue the Plan indefinitely. However, the Company may, by resolution of the Board, terminate the Plan completely at any time. The Plan may also be terminated by the board of directors of any Employer insofar as it applies to the Employees of the respective Employer.

2.   Effect of Plan Termination

     Termination of the Plan in its entirety will not decrease amounts credited to a Participant's Accounts prior to the effective date of the termination. In the event of termination, all vesting requirements and forfeiture provisions will become inapplicable, and the full amount credited to each Participant's Accounts will be payable as soon as practicable following such termination (provided that the full amount credited to each Participant's Before-Tax Account will be payable at the earliest time permitted under Code Section 401(k)).

3.   Amendment

     The Company reserves the right, by resolution of the Board or the Committee, to amend the Plan at any time, or from time to time.

4.   Additional Subsidiaries

     This Plan may be modified at any time by the Board by resolution to extend its benefits to the employees of any present or future Subsidiary of the Company, for such periods, on such terms, and subject to such limitations and conditions, as the Board may determine.

5.   Mergers and Transfers of Assets

          a. Subject to Paragraph X.5.b below, the Board may by resolution direct that the Plan be merged or consolidated with, or transfer all or a portion of its assets and liabilities to, another plan or receive assets and liabilities from another plan.

          b. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan on the date of such merger, consolidation or transfer shall, if the Plan then terminates, receive a benefit immediately after said merger, consolidation or transfer which is no less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer if the Plan had then terminated.


SECTION XI - LEGAL REQUIREMENTS

1.   Legal Requirements - General

     The Plan is subject to the continuance of registration under
     the  Securities  Act of 1933 of Stock covered   thereby,  of
     qualification under Code Section 401, and of compliance with the provisions of ERISA.

2.   Top-Heavy Provisions

          a. The provisions of Paragraphs XI.2.c-XI.2.g shall become effective for any Plan Year after the 1983 Plan
          Year  in which the Plan is determined to be a Top-Heavy
          Plan, as defined in Paragraph XI.2.b.

          b. The Plan will be considered a Top-Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the "determination date"), (1) the aggregate of the Accounts of key employees (as defined in Code
          Section 416(i)) ("Key Employees") exceeds 60% of the aggregate of the Accounts of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Code Section 416(g)) and the required aggregation group is a top-heavy group (as defined in such Section), all as provided in Code Section 416. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Code Section 416(g)) which is not a top-heavy group.

                For purposes of the 60% Test for any Plan Year, a Participant's Account balance as of the determination date shall equal the sum of his Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the determination date and the amount of contributions made to his Account after such Valuation Date but on or before the determination date.

          c. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the amount of Company Matching Contributions with respect to a Participant who is not a Key Employee shall be not less than the lesser of (1) 3% of such Participant's compensation (as defined in Code Section 415), and (2) the highest percentage with respect to any Key Employee calculated by dividing, for each Key Employee, (a) the amount of Before-Tax and Company Matching Contributions with respect to such Key Employee by (b) such Key Employee's compensation, all as provided in Code Section 416.

                The foregoing paragraph shall not apply for any Participant who is not a Key Employee for any Plan Year in which such Participant is a participant in a defined benefit plan maintained by an Employer and accrues a benefit from Employer contributions to such plan which satisfies the requirements of Code Section 416(c)(1).

          d. The otherwise applicable requirements for vesting under the Plan notwithstanding, if a Participant was an Employee at any time during a Plan Year in which the Plan is a Top-Heavy Plan and has completed at least three Years of Service, such Participant's Accounts shall be immediately vested.

          e. For any Plan Year before the 1989 Plan Year in which the Plan is a Top-Heavy Plan, the annual compensation of each Participant taken into account under the Plan shall not exceed $200,000 (as adjusted pursuant to Code Section 416(d)(2)).

          f. If the Plan becomes a Top-Heavy Plan and subse quently ceases to be such, the vesting schedule in Paragraph XI.2.d shall continue to apply to any Participant who had at least three Years of Service as of December 31 in the last Plan Year in which the Plan was a Top-Heavy Plan. For other Participants, such schedule shall apply only to their Accounts as of such December 31.

          g. For any Plan Year in which the Plan is a Top-Heavy Plan, the defined benefit plan fraction and the defined contribution plan fraction referred to in Paragraph
          XII.7   shall   be   adjusted  as  required   by   Code
          Section 416(h).

3.        Special  Rules  Relating to Reemployed  Veterans  Under
          USERRA

          a. Reemployment of Veterans - General. Any Plan provision to the contrary notwithstanding, the provisions of this Paragraph XI.3 shall apply with respect to any Reemployed Veteran, all as provided in USERRA and Code Section 414(u).

          b.   Definitions.   For purposes of this Paragraph
          XI.3:

                "Election Period" shall mean a period  which
          begins  on  the  date  a  Reemployed  Veteran   is
          reemployed by an Employer after a period of Qualified Military Service and which has the same length as the lesser of (a) the product of three times such period of Qualified Military Service and (b) five years.

                "Projected Base Pay" shall mean (1) the Base
          Pay the Reemployed Veteran would have received during his Qualified Military Service if he were not in Qualified Military Service, determined based on the rate of Base Pay he would have had with the Employer but for the absence during the period of Qualified Military Service, and (2) if the rate of Base Pay the Reemployed Veteran would have had during such period is not reasonably certain, the Reemployed Veteran's average rate of Base Pay from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

                "Qualified Military Service" shall mean a Reemployed Veteran's "service in the uniformed services" (as defined in USERRA Section 4303), if the Reemployed Veteran is entitled to reemployment rights under USERRA with respect to such service.

                "Reemployed Veteran" shall mean any Employee
          who is reemployed by the Company pursuant to such Employee's reemployment rights under USERRA
          Section 4312 after a period of Qualified Military Service, and whose rights under the Plan are subject to the provisions of USERRA Section 4318.

                "USERRA"  shall mean the Uniformed  Services
          Employment and Reemployment Rights Act of 1994, as amended from time to time, and any successor statute. Reference to a specific provision of USERRA shall include such provision and any regulations promulgated thereunder.

          c. Make-Up Contributions. During the Election Period after a Reemployed Veteran is reemployed by an Employer, the Reemployed Veteran may elect to make additional After-Tax and Before-Tax Contributions to the Plan with respect to the relevant period of Qualified Military Service. The amount of such Contributions shall be determined by applying the elections made by the Reemployed Veteran during the Election Period with respect to such period of Qualified Military
          Service  to  his  Projected Base Pay  during  such
          period, taking into account the applicable Plan provisions as in effect during such period. Such Contributions shall not exceed the limits set forth in Code Section 414(u)(1). The Company shall make Company Matching Contributions with respect to such additional After-Tax and Before-Tax Contributions to the extent such Company Matching Contributions would have been required had such After-Tax and Before-Tax Contributions actually been made during the period of Qualified Military Service. No earnings shall be credited to an Employee's Account with respect to any Contributions made under this Paragraph XI.3.c for any period before the date such Contributions are actually made.


SECTION XII - LIMITATION ON CONTRIBUTIONS

1.   $7,000 Limitation of Before-Tax Contributions

     Notwithstanding a Participant's election, for Plan Years beginning after December 31, 1986, a Participant's Before-Tax Contributions for any Plan Year shall not exceed $7,000 (adjusted as provided in Code Sections 402(g)(5) and
     415(d)). If the Before-Tax Contributions elected by a Participant would exceed this limit, such excess shall be contributed as After-Tax Contributions.

2.   Limitation of Contributions After Hardship Withdrawal

     A Participant who receives a distribution from his Before-Tax Account on account of Hardship during any Plan Year may not make Before-Tax Contributions during the following Plan Year in excess of $7,000 (adjusted as provided in Code Sections 402(g)(5) and 415(d)) minus the amount of his Before-Tax Contributions during the Plan Year in which he received such distribution.

3. Automatic Adjustments to After-Tax and Before-Tax Contri butions of Highly Compensated Employees

     Notwithstanding a Participant's election, for Plan Years beginning after December 31, 1986, the Before-Tax Contributions of the Highly Compensated Employees shall be reduced prospectively (and automatically converted to After-Tax Contributions) by reducing, in increments of 1.0% of Base Pay, the maximum percentage of Base Pay which Highly Compensated Employees may contribute as Before-Tax Contributions, to the extent necessary so that for a Plan Year either

          (a)   the  Before-Tax Contribution Rate for the  Highly
          Compensated Employees is not greater than 125% of the Before-Tax Contribution Rate for the Base Group; or

          (b) the Before-Tax Contribution Rate for the Highly Compensated Employees does not exceed the lesser of (1) the Before-Tax Contribution Rate for the Base Group plus 2 percentage points, or (2) two times the Before-Tax Contribution Rate for the Base Group.

     The adjustment required to be made pursuant to the preceding sentence in the Before-Tax Contributions of Highly Compensated Employees (or such persons as the Committee estimates will be Highly Compensated Employees) shall be made at such times and to the extent necessary as the Committee may from time to time determine.

4. Limitation of After-Tax and Company Matching Contributions of Highly Compensated Employees

     Notwithstanding a Participant's election, for Plan Years beginning after December 31, 1986, the total of the After-Tax Contributions and Company Matching Contributions made to the Accounts of the Highly Compensated Employees shall be reduced prospectively to the extent necessary so that for a Plan Year either

          (a) the Total Contribution Rate for the Highly Compen sated Employees is not greater than 125% of the Total
          Contribution Rate for the Base Group; or

          (b) the Total Contribution Rate for the Highly Compen sated Employees does not exceed the lesser of (1) the Total Contribution Rate for the Base Group plus 2 percentage points, or (2) two times the Total Contribution Rate for the Base Group.

     The reduction required to be made pursuant to the preceding sentence in the After-Tax Contributions and Company Matching Contributions of Highly Compensated Employees (or such persons as the Committee estimates will be Highly Compensated Employees) shall be made at such times, in such manner and to the extent necessary as the Committee may from time to time determine.

5.   Combined  Limitation  on After-Tax, Before-Tax  and  Company
     Matching Contributions

     Notwithstanding a Participant's election, if the Before-Tax Contribution Rate and the Total Contribution Rate of the
     Highly  Compensated  Employees  each  exceeds  125%  of  the corresponding  Rate for the Base Group,  the  total  of  the
     After-Tax Contributions, Before-Tax Contributions and Company Matching Contributions made to the Accounts of the Highly Compensated Employees shall be reduced to the extent necessary so that for a Plan Year the sum of the Before-Tax Contribution Rate and the Total Contribution Rate for the Highly Compensated Employees does not exceed the greater of:

          (A) the sum of (a) 125% of the greater of (1) the Before-Tax Contribution Rate for the Base Group or
          (2) the Total Contribution Rate for the Base Group for such Plan Year, and (b) the lesser of (1) 2% plus the lesser of (i) the Before-Tax Contribution Rate for the Base Group or (ii) the Total Contribution Rate for the Base Group for such Plan Year or (2) two times the lesser of (i) the Before-Tax Contribution Rate for the Base Group or (ii) the Total Contribution Rate for the Base Group for such Plan Year; and

          (B) the sum of (a) 125% of the lesser of (1) the Before-Tax Contribution Rate for the Base Group or
          (2) the Total Contribution Rate for the Base Group for such Plan Year, and (b) the lesser of (1) 2% plus the greater of (i) the Before-Tax Contribution Rate for the Base Group or (ii) the Total Contribution Rate for the Base Group for such Plan Year or (2) two times the greater of (i) the Before-Tax Contribution Rate for the Base Group or (ii) the Total Contribution Rate for the Base Group for such Plan Year.

     The reduction required to be made pursuant to the preceding sentence in the After-Tax Contributions, Before-Tax Contributions and Company Matching Contributions of Highly Compensated Employees (or such persons as the Committee estimates will be Highly Compensated Employees) shall be made at such times and to the extent necessary as the Committee may from time to time determine. The Committee shall, to the extent necessary to comply with such limitation, reduce one or both of the Before-Tax Contri bution Rate and the Total Contribution Rate for the Highly Compensated Employees in the manner provided in Paragraphs XII.3 and XII.4.

6.   Section 415 Limitation

     Notwithstanding any other provisions of the Plan, for Plan Years beginning after December 31, 1986, the addition to a Participant's Accounts for any applicable year within the meaning of Code Section 415 shall not exceed an amount equal to the lesser of (i) $30,000 (adjusted as provided in Code
     Section 415(d)); or (ii) 25% of the compensation paid to the Participant by the Employer in that year, as defined in Code
     Section 415. For this purpose the addition to a Partici pant's Accounts under this Plan shall be the sum of the After-Tax Contributions, Before-Tax Contributions and Company Matching Contributions to his Account.

     Where After-Tax and/or Before-Tax Contributions in the percentages initially elected by a Participant would, when combined with the related Company Matching Contributions, cause the addition to the Participant's Accounts to exceed the limitation set forth in the preceding paragraph, the Committee shall notify the Employer and the Participant and shall, to the extent necessary to comply with such limitation, reduce Company Matching Contributions, After-Tax Contributions and Before-Tax Contributions for such Participant in such manner as the Committee shall determine.

7.   Section 415 Limitation - Combined Limit

     For each Participant who is also covered by any defined benefit plans to which the Employer contributes, the rate of such Participant's benefit accrual under such defined benefit plan or plans shall be diminished to the extent necessary to prevent the sum of the defined benefit plan fraction and the defined contribution plan fraction, as defined in Code Sections 415 and 416, with respect to the Participant from exceeding 1.0. This Paragraph XII.7 shall not apply to any Plan Year beginning after December 31, 1999.

8.   Limitation on Before-Tax Contributions and Company  Matching
     Contributions Under Code Section 404

     In the event that with respect to any Plan Year the Employers would be limited by Code Section 404 in the amount of their contributions (to the Plan and any other employee benefit plan or plans of the Employers) that are deductible for Federal income tax purposes, the amount of Before-Tax Contributions permitted to be made shall be reduced prospectively in 1% increments (and automatically converted to After-Tax Contributions) to the extent necessary to permit full utilization of the deduction.

9.   Distribution of Before-Tax Contributions Exceeding $7,000

     Notwithstanding any other provision of the Plan, "excess deferrals" (as defined in Code Section 402(g)), the Company Matching Contributions made with respect thereto, and the income allocable to such deferrals and Contributions shall be distributed no later than April 15 of each year to
     (1) Participants whose Before-Tax Contributions to the Plan for the preceding Plan Year exceeded the limit set forth in Paragraph XII.1 and (2) any Participants who claim such excess deferrals for the preceding Plan Year. In order to claim such excess deferrals, a Participant must provide the Committee, on or before the March 1 following the Plan Year in which such excess deferrals were made, with a written statement (1) stating that the Participant has made excess deferrals during the preceding calendar year, and
     (2) specifying the amount of such excess deferrals that the Participant desires to allocate to, and have distributed from, the Plan.

10.  Distribution  of  Before-Tax  Contributions  Exceeding   the
     Before-Tax Contribution Rate Test

          A. Notwithstanding any other provision of the Plan, if for a Plan Year the test set forth in Paragraph
          XII.3 and Code Section 401(k)(3)(A)(ii) (the "ADP Test") has not been satisfied, then the Committee shall either (1) recharacterize the Excess Contributions (as determined below) of Highly Compensated Employees as After-Tax Contributions under the Plan (as provided in Paragraph XII.10.C), or (2) distribute Before-Tax Contributions (and income allocable to the distributed amounts) of Highly Compensated Employees as provided in Paragraph XII.10.B. For purposes of this Paragraph XII.10, the total amount of Excess Contributions of the Highly Compensated Employees as a group for a Plan Year shall be determined by aggregating, for all Highly Compensated Employees, the amounts determined by
          (1) reducing the Before-Tax Contributions of the Highly Compensated Employee with the highest Before-Tax
          Contribution Rate until such Rate either (a) would permit the ADP Test to be satisfied or (b) equals the Before-Tax Contribution Rate of the Highly Compensated Employee with the next highest such Rate; and
          (2) repeating the process set forth in clause (1) above until the ADP Test is satisfied.

          B. Effective for Plan Years beginning after December 31, 1996, the amount of Before-Tax Contributions to be distributed for a Plan Year to each Highly Compensated Employee shall be determined by (1) reducing Before-Tax Contributions of the Highly Compensated Employee with the most Before-Tax Contributions until either (a) the aggregate of all Before-Tax Contributions that have been reduced pursuant to this paragraph equals the Excess Contributions (as determined pursuant to Paragraph XII.10.A) or (b) the Before-Tax Contributions of such Employee equals the Before-Tax Contributions of the Highly Compensated Employee with the next highest amount of Before-Tax Contributions; and (2) repeating the process set forth in clause (1) above until the aggregate of all Before-Tax Contributions that have been reduced pursuant to this paragraph equals the Excess Contributions.

                All  Before-Tax  Contributions  (and  the  income
          allocable thereto) with respect to any Plan Year to be distributed to any Highly Compensated Employee shall be so designated and distributed within 12 months after the end of such Plan Year, all as provided in Code
          Section 401(k)(8).  The income allocable to such Before-
          Tax   Contributions   shall  be  calculated   for   the
          applicable Plan Year pursuant to a reasonable method as
          provided   in  Treasury  Regulation  Section  1.401(k)-
          1(f)(4)(ii)(B).    If  Before-Tax   Contributions   are
          distributed as provided in this Paragraph XII.10.B, the Company Matching Contributions made with respect to such Before-Tax Contributions (and the income allocable thereto) shall be forfeited.

          C.    All Before-Tax Contributions with respect to  any
          Plan   Year   to   be  recharacterized   as   After-Tax
          Contributions   under   the   Plan    shall    be    so
          recharacterized within 2 1/2 months after the end of such
          Plan   Year.   All  recharacterizations  of  Before-Tax
          Contributions  shall  be made in compliance  with  Code
          Section   401(k)(8)  and  Treasury  Regulation  Section
          1.401(k)-1(f)(3).   If  Before-Tax  Contributions   are
          recharacterized as provided in this Paragraph XII.10.C, the Company Matching Contributions made with respect to such Before-Tax Contributions (and the income allocable thereto) shall be forfeited.

                The amount of Before-Tax Contributions for each Highly Compensated Employee to be recharacterized for a Plan Year shall be determined by (1) recharacterizing the Before-Tax Contributions of the Highly Compensated Employee with the most Before-Tax Contributions until either (a) the aggregate of all Before-Tax Contributions that have been recharacterized pursuant to this paragraph equals the Excess Contributions, or
          (b) the Before-Tax Contributions of such Employee equals the Before-Tax Contributions of the Highly Compensated Employee with the next highest amount of Before-Tax Contributions; and (2) repeating the process set forth in clause (1) above until the aggregate of all Before-Tax Contributions that have been recharacterized pursuant to this paragraph equals the Excess Contributions.


11.  Distribution of After-Tax and Company Matching Contributions
     Exceeding the Total Contribution Rate Test

          A. Notwithstanding any other provision of the Plan, if for a Plan Year the test set forth in Paragraph
          XII.4 and Code Section 401(m)(2) (the "ACP Test") has not been satisfied, then, at the direction of the
          Committee, Excess Aggregate Contributions (as determined below), and the income allocable to the distributed amounts, shall be designated and distributed to Highly Compensated Employees within 12 months after the end of such Plan Year, as provided in Code Section 401(m)(6). The income allocable to such Excess Aggregate Contributions shall be calculated for the applicable Plan Year pursuant to a reasonable method as provided in Treasury Regulation Section 1.401(m)-1(e)(3)(ii)(B). For purposes of this Paragraph XII.11, the total amount of Excess Aggregate Contributions of the Highly Compensated Employees as a group for a Plan Year shall be determined by aggregating, for all Highly Compensated Employees, the amounts determined by (1) reducing the After-Tax and Company Matching Contributions of the Highly Compensated Employee with the highest Total Contribution Rate until such Rate either (a) would permit the ACP Test to be satisfied or (b) equals the Total Contribution Rate of the Highly Compensated Employee with the next highest such Rate; and (2) repeating the process set forth in clause (1) above until the ACP Test is satisfied.

          B. The amount of After-Tax and Company Matching Contributions to be distributed for a Plan Year to each Highly Compensated Employee shall be determined by (1) reducing After-Tax and Company Matching Contributions to the Highly Compensated Employee with the most After-Tax and Before-Tax Contributions until either (a) the aggregate of all After-Tax and Company Matching Contributions that have been reduced pursuant to this paragraph equals the Excess Aggregate Contributions (as determined pursuant to Paragraph XII.11.A) or (b) the After-Tax and Company Matching Contributions of such Employee equals the After-Tax and Company Matching Contributions of the Highly Compensated Employee with the next highest amount of such Contributions; and (2) repeating the process set forth in clause (1) above until the aggregate of all After-Tax and Company Matching Contributions that have been reduced pursuant to this paragraph equals the Excess Aggregate Contributions.

12.  Aggregation of Plans

     To the extent required by the Code, for purposes of applying the limitations in this Section XII all defined contribution plans (whether or not terminated) of the Company and its Subsidiaries are to be treated as one defined contribution plan.

13.  Withholding Taxes

     In the event that additional amounts of income tax are required to be withheld as a result of the conversion of Before-Tax Contributions to After-Tax Contributions or the distribution to a Participant of amounts in his Account under this Section, such additional amounts will be withheld from compensation, if any, remaining to be paid in the Plan Year; provided, however, that if such compensation is insuf ficient to satisfy the additional withholding obligation, the Committee shall, after notice to the Participant giving him an opportunity to pay the amount of such additional withholding obligation, apply a portion of the excess Before-Tax Contributions to the extent necessary to satisfy such withholding obligation. Any Company Matching Contributions made with respect to Before-Tax Contributions which are so applied shall be forfeited.


SECTION XIII - TENDER OFFERS AND EXERCISE OF RIGHTS

1.   Participant Information

     In the event that a tender or exchange offer is made for Stock (including an offer made for only Common Stock or only Rights) or in the event the Rights become exercisable, the Company will take such action as is practicable to provide each Participant with the same information that is distributed to stockholders of the Company.

2.   Tender Offers

     Notwithstanding any other provision of the Plan, in the event that a tender or exchange offer is made for Stock, each Participant shall have the right to direct the Trustee, by timely notice in a manner specified by the Trustee, to tender all or any portion of the Stock which is the subject of such tender or exchange offer credited to his Accounts.

     The right to tender shall be exercised without a withdrawal of Stock from the Plan, and all cash received in exchange for Stock so tendered from a Participant's Account shall be initially retained in an Investment Fund invested primarily in short-term government obligations or similar instruments. The Participant may transfer the balance in such Investment Fund to other Investment Funds in his Account as provided in Paragraph IV.5. If the tender or exchange offer provides for the payment of property other than (or together with) cash in exchange for Stock tendered, the Trustee shall, promptly upon receipt, sell for cash all property other than cash received in exchange for the Stock tendered and invest the proceeds in the Investment Fund described above.

3.   Tender by Trustee

     Except as specifically authorized by the terms of the Plan, the Trustee shall not tender or sell any Stock, except upon specific direction of the Participant pursuant to the provisions of this Section XIII.

4.   Withdrawal of Rights

     For a period of 60 days after the Rights first become exercisable (and for such other periods as the Committee may determine), each Participant shall have the right, upon written notice to the Trustee, to withdraw all or any portion of the Rights allocated to his Account, to the extent permitted by law. This right of withdrawal shall be in addition to any right of withdrawal provided elsewhere in the Plan.

5.   Exercise of Rights

     At any time that the Rights are exercisable, each Participant shall have the right to direct the Trustee, by written notice at a time and in a manner specified by the Trustee, to exercise all or any portion of the Rights allocated to his Account and to sell any Stock or other Investment Fund allocated to his Account necessary (after application of any cash allocated to his Account) to obtain the cash needed to exercise such Rights. Securities purchased upon the exercise of Rights shall be retained in an Investment Fund established by the Committee for such Account. Such Investment Fund shall be invested solely in such securities. The Participant may transfer the balance in such Investment Fund to other Investment Funds in his Account as provided in Paragraph IV.5.


SECTION XIV - SPECIAL RULES FOR DETERMINING YEARS OF SERVICE

1.   Howell Pipeline

     Employment by an Employee with Howell Pipeline Company Inc. from December 3, 1980 to August 31, 1984 shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during the 1984 Plan Year.

2.   Eason Oil

     Employment by an Employee with Eason Oil Company or Spartan Gas Company or their respective affiliates immediately prior to January 18, 1985 shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during the 1985 Plan Year.

3.   Texas Oil

     Employment by an Employee with Texas Oil and Gas Production Corporation immediately prior to such Employee's Employment Commencement Date shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during the 1990 Plan Year.

4.   United Gas

     Employment by an Employee with United Gas Pipe Line Company or its affiliates immediately prior to such Employee's Employment Commencement Date shall be treated as if such employment  were  with  an  Employer  for  determining  such
     Employee's  Years of Service under Sections II and  VI  (and not for determining the amount of Company Matching Contributions under Section III), provided such Employee's Employment Commencement Date was December 13, 1990.

5.   Woods Petroleum

     Employment by an Employee with Woods Resources, Inc., Woods Petroleum, Inc. or their affiliates immediately prior to such Employee's Employment Commencement Date shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during January 1991.

6.   Grace Petroleum Corporation

     Employment by an Employee with Grace Petroleum Corporation or its affiliates immediately prior to such Employee's Employment Commencement Date shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during January 1993.

7.   Texas Drilling Company

     Employment by an Employee with Texas Drilling Company or its affiliates immediately prior to such Employee's Employment Commencement Date shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during March 1993.

8.   Mobil

     Employment by an Employee with Mobil Exploration & Producing U.S. Inc. and its affiliates immediately prior to such Employee's Employment Commencement Date shall be treated as if such employment were with an Employer for purposes of determining such Employee's Years of Service, provided such Employee's Employment Commencement Date occurs during October 1993.



SECTION XV - GENERAL PROVISIONS

1.   Plan Not a Contract of Employment

     The Plan shall not be deemed to constitute a contract of employment between any Employee and any Employer, or to be a consideration for the employment of any Employee. Nothing in the Plan shall give any Employee the right to be retained in the employ of an Employer, and all Employees shall remain subject to discharge, discipline or layoff to the same extent as if the Plan had not been put into effect. The terms used or defined in the Plan are included solely for the purpose of implementing the provisions hereof.

2.   Payments to Minors and Incompetents

     If the Committee shall receive satisfactory evidence that a person who is entitled to receive any benefit under the Plan is, at the time such benefits become available, physically unable or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is maintaining or has custody of such person and that no guardian, committee or other representative shall have been duly appointed, the Committee may authorize payment of such benefit to such other person or institution (provided that such payment shall be made for and applied to the benefit of the person entitled to receive such payment), and the release of such other person or institution shall be a valid and complete discharge for payment of such benefit.

     The Committee may require that all payments of any benefits under the Plan to a minor shall be paid only to the guardian of such minor.

3.   Return of Employer Contributions

     All contributions by the Employers to the Plan are conditioned upon the qualification of the Plan under Code
     Section 401(a) and the immediate deductibility of the contributions under Code Section 404. If a contribution by the Employers to the Plan is made by mistake of fact, or if one of the conditions set forth in the preceding sentence is not satisfied, then such contribution may be returned to the Employers as provided in ERISA Section 403(c)(2).

4.   Headings

     The headings in this Plan are inserted for convenience of reference; they are not part of this Plan, and are not to be considered in the construction hereof.

5.   GOVERNING LAW

     THE PLAN SHALL BE GOVERNED BY THE CODE AND ERISA AND, TO THE
     EXTENT NOT INCONSISTENT THEREWITH, THE LAWS OF THE STATE  OF
     ALABAMA.

6.   Plan Restatement

     This document amends the Plan and incorporates into one document all of the provisions of the Plan, as originally adopted and as it has been amended from time to time, as of January 1, 1998. Reference is hereby made to the original Plan document and the amendments thereto for the effective dates of the other Plan provisions set forth herein.

     IN WITNESS WHEREOF, Sonat Inc. has executed this document as of January 1, 1998.

                                   SONAT INC.

                                   by: /s/ Beverley T. Krannich
                                       ------------------------
                                           Beverley T. Krannich
                                   Vice President-Human Resources
                                            and  Secretary


                                                       SCHEDULE A
                                                           1/1/98


                  SONAT SAVINGS PLAN EMPLOYERS


     Sonat Energy Services Company
     Sonat Exploration Company
     Sonat Inc.
     Sonat Intrastate Alabama Inc.
     Sonat Marketing Company
     Sonat Power Marketing Company
     Sonat Services (D.C.) Inc.
     Sonat Services Inc.
     Sonat Ventures Inc.
     South Georgia Natural Gas Company
     Southern Natural Gas Company

                        AMENDMENT TO THE
                       SONAT SAVINGS PLAN


1.    Sonat  Inc.  hereby amends Paragraph  III.1  of  the  Sonat
Savings Plan to read in its entirety as follows, effective as of January 1, 1999:

          1.      Amount   of   After-Tax   and   Before-Tax
          Contributions

                Each Participant may elect the percentage of
          his Base Pay (stated in full percentages) which shall be contributed to the Plan for his account as After-Tax and Before-Tax Contributions. The aggregate of a Participant's After-Tax and Before-Tax Contributions shall not be less than 1.0% nor more than 15.0% of Base Pay. The percentages so elected shall be applied to the Base Pay of the Participant (taking into account any partial pay periods that may occur), on a paycheck by paycheck basis, as increased or decreased from time to time. The percentages so elected shall be subject to automatic adjustment and the limitations on contributions as set forth in Section XII.

     IN WITNESS WHEREOF, Sonat Inc. has executed this document as of December 31, 1998.

                              Sonat Inc.



                                By: /s/  Beverley  T. Krannich
                                   ----------------------------
                                       Beverley T. Krannich
                                      Vice President-Human Resources
                                            and Secretary

                      AMENDMENT TO THE
                     SONAT SAVINGS PLAN


1. Sonat Inc. hereby amends the Sonat Savings Plan by adding a new Section VIIB, such new Section VIIB to read in its entirety as follows:

SECTION VIIB - PROVISIONS REGARDING ZILKHA PLAN MERGER

1.   Definitions

The following terms as used in the Plan have the meanings set out below:

    Zilkha Matching Account - The Account established for the Matching Contributions allocated to a Participant's account in the Zilkha Plan and for all Forfeitures allocated to the Participant's account in the Zilkha Plan, and the income, expenses, gains and losses with respect thereto.

    Zilkha  Plan   -   The Zilkha Energy Company  Retirement
    Savings Plan, as in effect immediately before the Zilkha Plan Merger.

    Zilkha  Plan Merger  -  The merger of the Plan with  the
    Zilkha Plan, effective as of May 11, 1999.

    Zilkha Pre-Tax Account - The Account established for the Elective Deferral Contributions allocated to a Participant's account in the Zilkha Plan and the
    income,   expenses,  gains  and  losses   with   respect
    thereto.

    Zilkha  Rollover  Account - The Account established  for
    Rollover Contributions allocated to a Participant's account in the Zilkha Plan and the income, expenses, gains and losses with respect thereto.

    Zilkha   Accounts  -  A  Participant's  Zilkha   Pre-Tax
    Account,  Zilkha  Matching Account and  Zilkha  Rollover
    Account.

2.   General

     A Participant's Zilkha Accounts shall be treated as Accounts for all purposes of the Plan. The terms of the Plan shall apply to a Participant's Zilkha Accounts, except as otherwise provided in this Section VIIB.

3.   Contributions

    No  contributions may be made to a Participant's  Zilkha
Accounts.

4.
    Investments

    A  Participant may direct the investment of  his  Zilkha
Accounts among the Investment Funds pursuant to such non-discriminatory rules and procedures as the Committee shall determine.

5.   Distributions on Termination of Employment

    Upon a Participant's Termination of Employment, the balance in the Participant's Zilkha Accounts shall be distributed as set forth in Paragraph V.1, except that the form of payment for such Accounts shall be the "Qualified Joint and Survivor Form" (as defined under the Zilkha Plan) unless the Participant elects, with spousal consent which meets the requirements of Paragraph V.1.F, to receive payment in the form of a single sum payment or one of the other forms of payment available under the Zilkha Plan. Notwithstanding the preceding sentence, if the value of the balance of all of a Participant's Accounts under the Plan is less than or equal to $5,000 as of the Valuation Date coincident with or immediately following both his Termination Date and allocation of all Plan contributions to his Accounts, the entire balance shall be distributed in a single sum payment as soon as practicable after such Valuation Date. The Company may eliminate an optional form of benefit to the extent permissible under Code Section 411(d)(6) and may implement such valuation dates, administrative procedures for distributing benefits, and other administrative and operational procedures, to the fullest extent permissible under the Code (including Code
Section 411(d)(6)).

6.   Distributions on Death

      Except as provided in Sections VIIA and IX, in the event of a Participant's death prior to commencement of the distribution of the balance of his Zilkha Accounts, distribution of the Participant's Zilkha Accounts shall be made in a single sum payment as provided in Paragraph V.1.E to the Participant's beneficiary with respect to the
Participant's Zilkha Accounts (as determined under the following paragraph); provided (1) if the Participant has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death and if the value of the balance of all of the Participant's Accounts under the Plan is greater than $5,000, the normal form of payment of the Participant's Zilkha Accounts shall be the "Qualified Preretirement Survivor Annuity" (as defined under the Zilkha Plan), and (2) if the value of the balance of all of the Participant's Accounts under the Plan is greater than $5,000, the Participant's beneficiary may elect to receive distribution of the Participant's Zilkha Accounts in any of the forms of payment available to a beneficiary under the Zilkha Plan.

      Designation of a Participant's beneficiary to receive any distribution from the Participant's Zilkha Accounts in the event of the Participant's death shall be made in accordance with Paragraph V.1.F, except that any designation of a beneficiary other than the Participant's spouse which is made before the first day of the Plan Year in which the Participant reaches age 35 shall become invalid on such date, and the Participant's spouse shall become the Participant's beneficiary with respect to the Participant's Zilkha Accounts on such date, unless the Participant makes another designation of beneficiary after such date in accordance with Paragraph V.1.F. Any such designation made by a Participant after he ceases to be an Employee will not become invalid on the first day of the Plan Year in which he reaches age 35 unless he again becomes an Employee. This paragraph shall not apply to any Accounts other than a Participant's Zilkha Accounts.

7. Rights of Withdrawal From the Plan Prior to Termination of Employment; Plan Loans

    Except  as  provided  in  the  following  paragraph,   a
Participant may not withdraw any part of the balance in his Zilkha Accounts prior to his Termination of Employment.

    A Participant may make withdrawals from his Zilkha Pre-Tax Account on account of Hardship as set forth in Paragraph VII.5; provided that the Participant has obtained spousal consent (which meets the requirements of Paragraph V.1.F) to such withdrawal. The amount of such withdrawal shall not exceed the balance of such Account as of December 31, 1988, plus the amount of the Participant's Elective Deferral Contributions to the Zilkha Plan after such date minus any amount of such Elective Deferral Contributions previously withdrawn by the Participant from such Account. Payment from the Participant's Zilkha Pre-Tax Account shall be made after payment from his other Accounts as set forth in the last sentence of Paragraph VII.5. Any such withdrawal shall be made pursuant to such non-discriminatory rules as the Committee shall prescribe.

    A Participant Loan under Paragraph VII.8 may be taken by a Participant who has a Zilkha Account only if the Participant has obtained spousal consent (which meets the requirements of Paragraph V.1.F) to such Loan.

    IN   WITNESS  WHEREOF,  Sonat  Inc.  has  executed  this
document as of May 11, 1999.

                             Sonat Inc.



                         by:  /s/ Beverley T. Krannich
                            -----------------------------
                                 Beverley T. Krannich
                            Vice President - Human Resources
                                  and Secretary